SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549




                        FORM 8-K/A2


                       CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 13, 1998


                   RICHFOOD HOLDINGS, INC.
       (Exact name of registrant as specified in charter)



      Virginia           0-16900               54-1438602
(State or other       (Commission            (IRS Employer
 jurisdiction of      File Number)           Identification No.)
 incorporation)


4860 Cox Road, Suite 300
Glen Allen, Virginia                        23060
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (804)
915-6000


                        Not Applicable
(former name or former address if changed since last report)


                        Page 1 of 6 pages.
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               INFORMATION TO BE INCLUDED IN REPORT

EXPLANATORY NOTE:   This Current Report on Form 8-K/A2 amends
                    Item 7(b) of the Registrant's Current Report on Form 8-K, filed on May 28, 1998, as amended on Form 8-K/A1, filed July 27, 1998, to provide the Registrant's Unaudited Pro
                    Forma Condensed Statement of Earnings for the
                    12 Weeks Ended July 25, 1998.  The remaining
                    Items have not been amended herein.


Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

          b)   Pro Forma Financial Information.

               Unaudited Pro Forma Combined Condensed Statement of Earnings for the 12 Weeks Ended July 25, 1998;
               and

               Notes to Unaudited Pro Forma Combined Condensed
               Statement of Earnings for the 12 Weeks Ended July
               25, 1998.

               UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed statement of earnings gives effect to the acquisition (the "Dart Acquisition") by Richfood Holdings, Inc., a Virginia corporation ("Richfood"), through its wholly-owned subsidiary DGC Acquisition, Inc., a Delaware corporation ("DGC"), of all of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Dart Group Corporation ("Dart"). On May 13, 1998, Richfood accepted for purchase 1,180,503 Shares, representing approximately 96% of the outstanding Shares, pursuant to a tender offer, which was made upon the terms and subject to the conditions contained in the Offer to Purchase, dated April 15, 1998, and the related Letter of Transmittal (which together with any amendments or supplements thereto, constituted the "Offer"). Richfood completed the Dart Acquisition on May 18, 1998, which was the effective date (the "Effective Date") of the merger of DGC with and into Dart, with Dart surviving as a wholly-owned subsidiary of Richfood (the "Merger"). The aggregate purchase price for the Shares acquired in the Offer or converted in the Merger, and for the cash settlement and cancellation of previously outstanding options to purchase Shares, was approximately $201.1 million. The transaction was accounted for using the purchase method of accounting.

     As of the Effective Date of the acquisition, Dart, headquartered in Landover, Maryland, was comprised of (i) Shoppers Food Warehouse Corporation ("Shoppers"), which operates a chain of price impact warehouse-style supermarkets in the greater Washington, D.C. metropolitan area (100% owned by Dart);
(ii) Trak Auto Corporation ("Trak"), a publicly-owned retailer of auto parts (67.1% owned by Dart); (iii) Crown Books Corporation ("Crown"), a publicly-owned retailer of popular books (52.3% owned by Dart); and (iv) Total Beverage Corp. ("Total Beverage"), a discount beverage retailer based in Washington, D.C. (100% owned by Dart). On May 22, 1998, the stock of Total Beverage was sold to a third party for approximately $8 million. It is Richfood's intention to cause Dart to divest its ownership of its remaining non-core assets, including its ownership of Trak and Crown, within one year of the acquisition date. Accordingly, the unaudited pro forma combined condensed statement of earnings excludes the historical results of operations of these entities. Crown filed for protection under Chapter 11 of the U.S. Bankruptcy Code on July 14, 1998.

     The unaudited pro forma combined condensed statement of earnings data are presented as if the Dart Acquisition occurred on May 3, 1998 (the beginning of the 12 week period ended July 25, 1998), rather than the actual Effective Date of May 18, 1998. The unaudited pro forma combined condensed statement of earnings combines Richfood's historical condensed consolidated statement of earnings for the 12 weeks ended July 25, 1998, with Dart's historical condensed consolidated statement of earnings for the 15-day period of May 3, 1998 through May 17, 1998 (the day prior tothe Effective Date). The unaudited pro forma combined condensed statement of earnings should be read in conjunction with Richfood's historical statement of earnings, and the notes thereto, contained in Richfood's Quarterly Report on Form 10-Q for the 12 weeks ended July 25, 1998, filed on September 8, 1998. Dart's historical condensed consolidated statement of earnings for the 15-day period from May 3, 1998 through May 17, 1998 was derived from the books and records of Dart. The assets acquired and liabilities assumed in conjunction with the Dart Acquisition are reflected in Richfood's historical consolidated balance sheet as of July 25, 1998.

     The unaudited pro forma combined condensed statement of earnings is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the Dart Acquisition had been consummated at the beginning of the 12 week period ended July 25, 1998, nor is it necessarily indicative of the future operating results of Richfood. The unaudited pro forma combined condensed statement of earnings is presented based on preliminary estimates for values of net assets acquired in the Dart Acquisition and may change as valuations are completed and more facts become known. The unaudited pro forma statement of earnings does not give effect to any synergies that may occur due to the integration of the operations of Dart with Richfood's operations.

                RICHFOOD HOLDINGS, INC.
                 UNAUDITED PRO FORMA
         COMBINED CONDENSED STATEMENT OF EARNINGS
   (Dollar amounts in thousands, except per share data)


                               Dart
                     Richfood  Group
                     Holdings, Corpor-
                     Inc.      ation
                     Histor-   Histor-
                     ical      ical
                     12 Weeks  15 Days   Pro
                     Ended     Ended     Forma          Combined
                     July 25,  May 17,   Adjust-  Note    Pro
                     1998      1998(1)   ments    Number  Forma

Sales               $901,303  $34,589   $(14,187)    2  $921,705

Costs and
expenses:
  Cost of goods
  sold               745,664   26,370    (14,187)   2    757,847

  Operating and      124,275    7,238       (167)   3    131,682
  administrative
  expenses
                                             336    4
  Interest expense    10,117      706        487    5     11,310

  Interest income       (805)     (28)                      (833)

Earnings before
income taxes          22,052     303        (656)         21,699

Income tax
expense                8,766                (141)   6      8,625

Earnings from
continuing
operations           $13,286    $303       $(515)        $13,074



Earnings per common
share:
  Earnings from
  continuing
  operations          $ 0.28                               $0.27

Earnings per common
share - assuming
dilution:
  Earnings from
  continuing
  operations           $0.28                              $0.27

Weighted average
common shares:
  Basic             47,666,834                       47,666,834
  Diluted           47,826,605                       47,826,605


See accompanying Notes to Unaudited Pro Forma Combined Condensed
Statement of Earnings.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
EARNINGS
                    (amounts in thousands)


1. Reflects the historical results of operations of Dart for the 15 days ended May 17, 1998. The Company's historical 12 week period ended July 25, 1998 includes the results of operations of Dart from May 18, 1998 through July 25, 1998. In accordance with Emerging Issues Task Force Issue No. 87-11: Allocation of Purchase Price to Assets to
     Be Sold, the historical results of operations of Trak, Crown and Total Beverage have been excluded from the unaudited pro forma combined condensed statement of earnings for the 12 week period ended July 25, 1998 because it is Richfood's intent to sell these operating units within one year from the date of acquisition.

2. Elimination of sales by Richfood to Shoppers and related cost of goods sold.

3. Elimination of historical amortization of Shoppers' intangible assets for which no value was assigned in the allocation of the purchase price.

4. Adjustment to record amortization of goodwill arising from the Dart Acquisition. Goodwill was calculated based on a preliminary allocation of the purchase price and is being amortized over 40 years.

5. Adjustment to record interest expense associated with net borrowings to finance the cash portion of the purchase price of Dart. Borrowings were made under the Company's $450,000 senior unsecured credit facilities at an assumed interest rate of 6.66%.

6. Adjustment reflects income taxes on the net combined pro forma earnings at an assumed consolidated pro forma effective tax rate of 39.75%. This assumed effective tax rate is based on the historical income tax rate of Richfood for the 12 week period ended July 25, 1998, adjusted to reflect (a) income tax on Dart's earnings before income taxes computed based on statutory rates, and (b) the impact of pro forma adjustments and non-deductible goodwill.

                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              RICHFOOD HOLDINGS, INC.



Date:  September 30, 1998     By:  /s/ John C. Belknap
                                   John C. Belknap
                                   Executive Vice President,
                                   Chief Financial Officer and
                                   Secretary